Exhibit 1.1

5.25% Fixed-to-Floating Subordinated Notes due 2030

BAYCOM CORP

UNDERWRITING AGREEMENT

August 6, 2020

Janney Montgomery Scott LLC

1717 Arch Street, Floor 22

Philadelphia, PA 19103

As Representative of the

several Underwriters

Ladies and Gentlemen:

BayCom Corp, a California corporation (the “Company”), confirms its agreement with Janney Montgomery Scott LLC (“Janney”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom Janney is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $65,000,000 in aggregate principal amount of the Company’s 5.25% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Securities”).  The Securities are to be issued pursuant to the Subordinated Indenture dated as of August 10, 2020 (the “Base Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated as of August 10, 2020 (the “Supplemental Indenture”), by and between the Company and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-237791), including a base prospectus (the “Base Prospectus”), covering the registration of various securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement is effective under the Securities Act, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement with respect to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act. Any information included in each such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” The Registration Statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such Registration Statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Any prospectus supplement, including the information and documents incorporated by reference therein, that omitted Rule 430B Information that was used after the effectiveness of the Registration Statement, together with the Base Prospectus, is hereinafter called a “Preliminary Prospectus.” The term “Prospectus” means the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof filed with the Commission pursuant to Rule 424(b) under the 1933 Act, together with the Base Prospectus, in the form used by the Underwriters to confirm sales of the Securities. Any Registration Statement filed pursuant to Rule 462(b) under the 1933 Act is herein referred to as a “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the last filed Rule 462(b) Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

As used in this Underwriting Agreement:

“Applicable Time” means 10:00 a.m. (Eastern time) on the date of this Agreement or such other date and time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Preliminary Prospectus relating to the Securities dated August 3, 2020, all considered together.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that is required to be filed with the Commission by the Company in the form filed or required to be filed with the Commission.

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.  The term Issuer Represented Limited Use Free Writing Prospectus also includes any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the SEC.

SECTION 1.      Representations and Warranties and Agreements.

(a)       Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof and agrees with each Underwriter, as follows:

(i)              Compliance with Registration Requirements.  At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (3) as of the date hereof, and (4) as of the Closing Date, the Company satisfied the registrant eligibility requirements for the use of Form S-3 under the 1933 Act set forth in Instruction No. I.A. to such form, and (B) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act (“Rule 405”). The Company has filed with the Commission the Registration Statement on Form S-3, including a Base Prospectus for registration under the 1933 Act of the offering and sale of the Securities, and the Company has filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Underwriters. Such Registration Statement, as so amended, has been declared effective by the Commission and the Securities have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. The Company has not received from the Commission any notice pursuant to Rule 401(g) of the Securities Act objecting to the Company’s use of Form S-3. Although the Base Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act to be included in the Prospectus, the Base Prospectus includes all such information required by the 1933 Act to be included therein as of the Effective Date. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, to the extent the Commission has requested such information in conjunction with the filing of the Registration Statement or otherwise; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. Promptly after the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) of the 1933 Act the Prospectus to the Base Prospectus included in such Registration Statement relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Representative prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised the Underwriters through the Representative, prior to the date hereof, will be included or made therein. If the Company has elected to rely on Rule 462(b) of the Securities Act and a Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 of the 1933 Act, or the Commission has received payment of such filing fee. (A) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and as of the Closing Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the Trust Indenture Act and the rules and regulations promulgated under the Trust Indenture Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) at the time the Prospectus or any amendments or supplements thereto were filed and as of the Closing Date, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements made in or omissions from the Registration Statement and the Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any preliminary prospectus and the Prospectus (or any amendment or supplement thereto) are: (i) the concession figures appearing in the Prospectus in the section entitled “Underwriting—Discounts, Commissions and Expenses,” and (ii) the information contained under the caption “Underwriting—Stabilization” (such information being referred to herein as the “Underwriter Information”); provided, further, that the Company makes no representations or warranties as to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualifications (Form T-1) of the Trustee under the Trust Indenture Act.

As of the Applicable Time, neither (x) the General Disclosure Package nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the General Disclosure Package or any Issuer-Represented Limited Use Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(ii)              Issuer-Represented Free Writing Prospectuses.  Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, or until any earlier date that the issuer notified or notifies the Representative of the termination of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

(iii)              Emerging Growth Company.   From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(iv)              Independent Accountants.  Moss Adams LLP (“Moss Adams”) and Vavrinek, Trine, Day & Co., LLP, now merged with the firm Eide Bailly LLP (“VTD”), the accounting firms that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, are to the knowledge of the Company, independent registered public accounting firms as required by the 1933 Act and the 1933 Act Regulations. Each of Moss Adams and VTD is a registered public accounting firm, as defined by the Public Company Accounting Oversight Board, whose registration to the knowledge of the Company has not been suspended or revoked and who has not requested such registration to be withdrawn. With respect to the Company, to the knowledge of the Company, neither Moss Adams nor VTD are or have been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(v)              Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the Company.  No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus.  To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, as applicable.

(vi)              No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii)              Company Validly Existing.  The Company has been duly organized and is validly existing as a corporation under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii)              Subsidiaries.  United Business Bank (the “Bank”) is the only wholly owned subsidiary of the Company. The Bank is a California state-chartered bank, duly organized and is validly existing and in good standing as a corporation under the laws of the State of California and is licensed by the California Department of Business Oversight—Division of Financial Institutions (the “DBO”) to conduct business as a commercial bank and has the requisite corporate power and authority to own or lease all of its properties and assets and carry on its business as now being conducted. The Bank is duly licensed or qualified to do business as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(ix)              Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus as set forth under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Company owns 100% of the issued and outstanding shares of the capital stock of the Bank. All of the issued and outstanding shares of capital stock of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Bank was issued in violation of any preemptive or similar right of any securityholder of the Bank.

(x)              Authorization of Agreement.  This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(xi)              Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles or other similar rights, and except as rights to indemnity or contribution may be limited by applicable laws or public policy underlying such laws (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture; the Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xii)              The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by the Enforceability Exceptions. The Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package, and the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement. The Indenture has been duly qualified under the Trust Indenture Act and complies in all material respects with the applicable requirements of the Trust Indenture Act.

(xiii)              Absence of Defaults and Conflicts.  Neither the Company nor the Bank is (A) in violation of its charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Underwriting Agreement by the Company and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the Bank or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Bank or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Bank prior to its scheduled maturity.

(xiv)              Absence of Labor Dispute.  No labor dispute with the employees of the Company or the Bank exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Bank’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xv)              Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Bank, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Underwriting Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or the Bank is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including routine litigation incidental to the ordinary course of business, if determined adversely to the Company or the Bank would not result in a Material Adverse Effect.

(xvi)              Accuracy of Exhibits.  There are no contracts or other documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

(xvii)              Possession of Intellectual Property.  The Company and the Bank own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by each of them, and neither the Company nor the Bank has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Bank therein.

(xviii)              Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement, in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated by this Underwriting Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of The NASDAQ Stock Market, state securities laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix)              Possession of Licenses and Permits.  The Company and the Bank possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have such Governmental License would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Bank are in compliance with the terms and conditions of all Governmental Licenses, except where the absence of such Governmental License or the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor the Bank has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Bank has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xx)              Title to Property.  The Company and the Bank have good and marketable title to all real property owned by the Company and the Bank and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Bank; and all of the leases and subleases material to the business of the Company and the Bank, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor the Bank has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Bank under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Bank to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)              Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii)              Environmental Laws.  Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor the Bank is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Bank have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the Company’s knowledge there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Bank and (D) to the Company’s knowledge there are no events or circumstances that would result in forming the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Bank relating to Hazardous Materials or any Environmental Laws.

(xxiii)              Taxes.  The Company and the Bank have (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is not currently due and payable or is currently being contested in good faith or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxiv)              Insurance.  The Company and the Bank carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and the Bank and the value of their properties and as are customary in the business in which the Company and the Bank are engaged; neither the Company nor the Bank has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxv)              Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(xxvi)              Relationship.  No relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Bank, on the other, that is required by the 1933 Act, the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(xxvii)              Internal Control Over Financial Reporting.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxviii)              Disclosure Controls and Procedures.  The Company employs disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that information that is required to be disclosed by the Company in the reports that it will have to file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company to allow timely decisions regarding disclosure, and (B) were effective in all material respects as of March 31, 2020, to perform the functions for which they were established.  Since the date of its most recent audited financial statements, the Company has not been advised of (1) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxix)              Pending Procedures and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxx)               Unlawful Payments.  Neither the Company nor the Bank nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Bank has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxi)              No Registration Rights.  No person has the right to require the Company or the Bank to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxii)              No Preemptive Rights.  There are no authorized or outstanding preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or the Bank except for such rights as have been duly waived and are described in the Registration Statement, General Disclosure Package and Prospectus. All such waivers are in full force and effect on the date hereof.

(xxxiii)             No Stabilization or Manipulation.  Neither the Company nor the Bank, nor any affiliates of the Company or the Bank, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxiv)              No Unauthorized Use of Prospectus.  The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.

(xxxv)             Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvi)            Fees.  Other than as contemplated by this Underwriting Agreement, there is no broker, finder or other party that is entitled to receive from the Company or the Bank any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Underwriting Agreement.

(xxxvii)           ERISA.  The Company and the Bank or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or the Bank or ERISA Affiliates would have any liability; the Company and the Bank or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and the Bank or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or the Bank, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or the Bank is a member.

(xxxviii)          Bank Holding Company Act; Banking Regulation.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(xxxix)             No Regulatory Proceedings.  Neither the Company nor the Bank is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Board of Governors of the Federal Reserve System (the “FRB”), the Federal Deposit Insurance Corporation (the “FDIC”) and the DBO) or the supervision or regulation of the Company or the Bank that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies, or its management and neither the Company nor the Bank has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(xl)                  Compliance with Applicable Laws.  Except where the failure to be in compliance would not result in a Material Adverse Effect, the Company and the Bank conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the FRB, the FDIC, the DBO, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity).  Neither the Company nor the Bank has received any communication from any Governmental Entity asserting that the Company or the Bank is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect.

(xli)                 Deposit Insurance.  The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xlii)                OFAC.  None of the Company, the Bank, or to their knowledge, any officer or director of either the Company or the Bank, or to their knowledge, any agent, employee, affiliate or person acting on behalf of the Company or the Bank, is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.

(xliii)               Investment Securities.  Each of the Company and the Bank has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or the Bank and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and the Bank.

(xliv)              Derivative Securities.  Except as has or would not reasonably be expected to result in a Material Adverse Effect, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or the Bank or for the account of a customer of the Company or the Bank, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and the Bank have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor the Bank, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlv)                Bank Dividend Restrictions.  Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Bank is not currently prohibited, directly or indirectly, under any order of the FRB (other than orders applicable to bank holding companies and their subsidiaries generally), the FDIC, the DBO or any other Governmental Entity, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on the Bank’s capital stock, from repaying to the Company any loans or advances to the Bank from the Company or from transferring any of the Bank’s properties or assets to the Company.

(xlvi)              Cybersecurity; Data Protection. The Company’s and the Bank’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and Bank as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Bank have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Bank are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)       Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.        Sale and Delivery to Underwriters; Closing.

(a)       Purchase of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective principal amount of Securities set forth in Schedule A opposite the name of such Underwriter at a purchase price set forth in Schedule A, plus any accrued and unpaid interest thereon.

(b)       Payment and Delivery of Securities.  The Securities to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company (the “DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Initial Shares, 10:00 a.m. New York time, on August 10, 2020, or such other time and date as the Representative and the Company may agree upon in writing (such time and date of payment and delivery being herein called “Closing Time”). It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase.  Janney, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.        Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)       Compliance with Securities Regulations and Commission Requests. Until the Closing Time, the Company, subject to Section 3(b), will comply with the requirements of Rule 430A, 430B or 430C under the 1933 Act and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Until the Closing Time, the Company will make every reasonable effort to prevent the issuance of any stop order described in clause (iv) above and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)       Filing of Amendments.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)       Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, as many signed copies as the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and as many signed copies as the Underwriters may reasonably request of all consents and certificates of experts, and will also deliver to the Representative, without charge, as many conformed copies as the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)       Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)       Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any preliminary prospectus or the Prospectus in order that such preliminary prospectus or Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any preliminary prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or any preliminary prospectus or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or contained or would contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)       Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect as long as may be required to complete the distribution of the Securities; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification until completion of the distribution of the Securities. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may request.

(g)       Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)       Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)       DTC Eligibility.   The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of the DTC.

(j)       Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

(k)       Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Representative and the Company is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(l)       Emerging Growth Company.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of Securities within the meaning of the 1933 Act.

SECTION 4.         Payment of Expenses.

(a)       Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Issuer-Represented Free Writing Prospectus, and the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations in connection with testing-the-waters meetings or on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of testing-the-waters or road show slides and graphics, fees and expenses of any consultants engaged in connection with the testing-the-waters presentations or road show, travel and lodging expenses of the officers of the Company and any such consultants, (x) the filing fees incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, (xi) the fees and expenses incurred in connection with any listing of the Securities on the Nasdaq Global Select Market, and (xii) all costs and expenses of the Underwriters, including, but not limited to, the reasonable fees and expenses of the counsel to Underwriters, and marketing, syndication and travel expenses, provided, however, that the costs and expenses of the Underwriters shall not exceed $120,000.

(b)       Termination of Agreement.  If this Underwriting Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)       Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer-Represented Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer-Represented Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)       No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities, including the Securities, or preferred stock of, or other securities guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(c)       Opinion of Counsel for Company.  At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Silver, Freedman, Taff & Tiernan LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters named on the cover page of the Prospectus to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials..

(d)       Opinion of Counsel for Underwriters.  At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Stuart | Moore | Staub, Attorneys at Law, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters named on the cover page of the Prospectus, in form and substance satisfactory to the Underwriters.

(e)       Officers’ Certificate.  At Closing Time, the Representative shall have received a certificate of the President and Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to their knowledge, contemplated by the Commission.

(f)       Accountant’s Comfort Letter.  At the time of the execution of this Underwriting Agreement, the Representative shall have received from Moss Adams a letter dated the date hereof, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and General Disclosure Package.

(g)       Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from Moss Adams a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h)       No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)       No Termination Event.  On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(j)       Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Underwriting Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission, in compliance with Rule 462(b), on the date of this Underwriting Agreement and shall have become effective automatically upon such filing.

(k)       Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization and their good standing as a foreign corporation in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l)       DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m)       Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)       Additional Documents.  At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(o)       Chief Financial Officer’s Certificate. The Company shall have furnished to the Underwriters, on the date of this Agreement and on the Closing Date, a certificate of the Company, signed by the Company’s Chief Financial Officer, in each case in the form attached as Exhibit B hereto.

(p)       Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representative by written notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)       Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”), its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

The obligations of the Company under this Section and Section 7 below shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the several obligations of the Underwriters under this Section and Section 7 below shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

(b)       Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage, and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)       Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.      Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Underwriting Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.       Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9.       Termination of Underwriting Agreement.

(a)       Termination; General.  The Representative may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect or if the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or if trading generally on the New York Stock Exchange or on Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either federal, California or New York authorities.

(b)       Liabilities.  If this Underwriting Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.        Default by the Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase the principal amount of Securities that it or they have agreed to purchase hereunder, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the principal amount of the Securities set forth opposite its name in Schedule I hereto bears to the aggregate principal amount Securities set forth opposite the names of all non-defaulting Underwriters or in such other proportion as they may agree with such non-defaulting Underwriters, to purchase the Securities that such defaulting Underwriter or Underwriters failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase a principal amount of Securities that is more than one-tenth of the aggregate Securities and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

SECTION 11.        Covenant of the Underwriters. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

SECTION 12.        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Janney Montgomery Scott LLC, 1717 Arch Street, Floor 22, Philadelphia, PA 19103, Attn: Greg Gersack, notices to the Company shall be directed to BayCom Corp, 500 Ygnacio Valley Road, Suite 500, Walnut Creek, California 94596, Attn: George J. Guarini.

SECTION 13.        Parties.  This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors.  Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and their respective successors and the controlling persons, officers and directors and other persons or entities referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained.  This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and their respective successors, and said controlling persons, officers and directors and other persons or entities and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.        No Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Underwriting Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Underwriting Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16.        General Provisions.  This Underwriting Agreement constitutes the entire agreement of the parties to this Underwriting Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Underwriting Agreement may be executed in counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Underwriting Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Underwriting Agreement by the parties hereto and may be used in lieu of the original signature pages to this Underwriting Agreement for all purposes.  This Underwriting Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.  It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

Very truly yours,

BAYCOM CORP

By:	/s/ George J. Guarini
	Name:	George J. Guarini
	Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
     as of the date first above written:

JANNEY MONTGOMERY SCOTT LLC
as Representative of the Underwriters

By:	Janney Montgomery Scott LLC

By:	/s/ Greg Gersack
Name: Greg Gersack
Title: Managing Director

SCHEDULE A

Name of Underwriter	Aggregate Principal Amount of Securities
Janney Montgomery Scott LLC	$32,500,000
D.A. Davidson & Co.	22,750,000
Hovde Group	9,750,000
Total	$65,000,000

The purchase price will be equal to 98.21% of the Aggregate Principal Amount of Securities before expenses.

Schedule A-1

SCHEDULE B

Issuer-Represented General Free Writing Prospectus

Investor Presentation as filed with the Commission on August 3, 2020

Pricing Term Sheet as filed with the Commission on August 3, 2020

Schedule B-1